Exhibit 3.1.85

Certificate of Conversion

For

OS Tropical, Inc.

Into

OS Tropical, LLC

This Certificate of Conversion and attached Articles of Organization are submitted to convert OS Tropical, Inc., into a limited liability company in accordance with s. 608.439, Florida Statutes.

OS Tropical, Inc., is a corporation first incorporated under the laws of Florida on July 24, 2000, and remains unchanged as of the date of this Certificate.

The name of the Florida limited liability company as set forth in the attached Articles of Organization is OS Tropical, LLC.

Signed this 14th day of June, 2007.

/s/ Joseph J. Kadow
JOSEPH J. KADOW, Authorized Representative

* The corporation was converted in compliance with ss. 607-1112-607.1115, FS,, and a plan of conversion was approved by the corporation’s board of directors and its shareholders in accordance with Chapter 607, FS. The principal address of the resulting Florida limited liability company will be 2202 N. West Shore Blvd., 5th Floor, Tampa, Florida 33607. The resulting Florida limited liability company will pay shareholders of the corporation with appraisal rights (if applicable) pursuant to ss. 607.1301-1333, Florida Statutes.

ARTICLES OF ORGANIZATION

FOR

OS TROPICAL, LLC

ARTICLE I – Name

The name of the Limited Liability Company is: OS Tropical, LLC

ARTICLE II – Address

The principal office’s mailing and street address of the Limited Liability Company is:

2202 N. West Shore Blvd., 5th Floor Tampa, FL 33607

ARTICLE III – Registered Agent, Registered Office

and Registered Agent’s Signature

The name and the Florida street address of the registered agent are:

Joseph J. Kadow 2202 N. West Shore Blvd., 5th Floor Tampa, FL 33607

Having been named as registered agent and to accept service of process for the above-stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

/s/ Joseph J. Kadow
Registered Agent’s Signature

ARTICLE IV – Manager(s) or Managing Member(s)

The name and address for the sole Managing Member are as follows:

OSI Restaurant Partners, LLC 2202 N. West Shore Blvd., 5th Floor Tampa, FL 33607

The effective date shall be the date of filing.

SOLE MANAGING MEMBER:
OSI RESTAURANT PARTNERS, LLC

By:	/s/ Joseph J. Kadow
Joseph J. Kadow,
Authorized Representative